     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           LAMAR ADVERTISING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                   7312                                  72-1205791
      (State or Other Jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of Incorporation or Organization)           Classification Code Number)                 Identification Number)

                              5551 CORPORATE BLVD.
                          BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              KEVIN P. REILLY, JR.
                            CHIEF EXECUTIVE OFFICER
                           LAMAR ADVERTISING COMPANY
                              5551 CORPORATE BLVD.
                          BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   Copies to:

                              STANLEY KELLER, ESQ.
                               PALMER & DODGE LLP
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 573-0100

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                    PROPOSED           PROPOSED MAXIMUM
                                           AMOUNT TO BE         MAXIMUM OFFERING      AGGREGATE OFFERING         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED         PRICE PER UNIT(1)           PRICE(2)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities of Lamar Advertising
  Company (the "Company")(3)
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Co-Registrants of Debt
  Securities(4)
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $.001 par value, of
  the Company
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par
  value, of the Company
---------------------------------------------------------------------------------------------------------------------------------
Warrants of the Company
---------------------------------------------------------------------------------------------------------------------------------
Total(5).............................      $500,000,000               100%               $500,000,000           $147,500.00
=================================================================================================================================

(1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price.
(3) If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000.
(4) No separate consideration will be received from purchasers of Debt Securities with respect to these Guarantees and, therefore, no registration fee is attributable to the Guarantees of the Debt Securities.
(5) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Class A Stock of the Company registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereby.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                            TABLE OF CO-REGISTRANTS

             EXACT NAME OF REGISTRANT                STATE OR OTHER JURISDICTION OF       I.R.S. EMPLOYEE
            AS SPECIFIED IN ITS CHARTER              INCORPORATION OR ORGANIZATION     IDENTIFICATION NUMBER
            ---------------------------              ------------------------------    ---------------------
The Lamar Corporation..............................            Louisiana                  72-0690208
Interstate Logos, Inc..............................             Delaware                  72-1230862
Lamar Advertising of Colorado Springs, Inc.........             Colorado                  72-0931093
Lamar Advertising of Jackson, Inc..................           Mississippi                 72-1085074
Lamar Advertising of Mobile, Inc...................             Alabama                   63-0576601
Lamar Advertising of South Georgia, Inc............             Georgia                   72-1113924
Lamar Advertising of South Mississippi, Inc........           Mississippi                 72-1085105
Lamar Advertising of Youngstown, Inc...............             Delaware                  23-2669670
TLC Properties, Inc................................            Louisiana                  72-0640751
Missouri Logos, Inc................................             Missouri                  72-1181668
Nebraska Logos, Inc................................             Nebraska                  72-1137877
Oklahoma Logo Signs, Inc...........................             Oklahoma                  72-1141447
Utah Logos, Inc....................................               Utah                    72-1148211
Ohio Logos, Inc....................................               Ohio                    72-1148212
Georgia Logos, Inc.................................             Georgia                   72-1289331
Kansas Logos, Inc..................................              Kansas                   48-1187701
Lamar Air, LLC.....................................            Louisiana                  72-1277136
Lamar Pensacola Transit, Inc.......................             Florida                   59-3391978
Lamar Tennessee Limited Partner, Inc...............            Louisiana                  72-1309006
Lamar Tennessee Limited Partnership................            Tennessee                  72-1309007
Lamar Tennessee Limited Partnership II.............            Tennessee                  72-1309008
Lamar Texas General Partner, Inc...................              Texas                    72-1309003
Lamar Texas Limited Partnership....................            Louisiana                  72-1309005
Michigan Logos, Inc................................             Michigan                  38-3071362
Minnesota Logos, Inc...............................            Minnesota                  41-1800355
Minnesota Logos, a Partnership.....................            Minnesota                  41-1804634
Mississippi Logos, Inc.............................           Mississippi                 64-0828364
New Jersey Logos, Inc..............................            New Jersey                 22-3380044
South Carolina Logos, Inc..........................          South Carolina               52-2152628
Tennessee Logos, Inc...............................            Tennessee                  62-1649765
Texas Logos, Inc...................................              Texas                    76-0381679
TLC Properties II, Inc.............................              Texas                    72-1336624
Virginia Logos, Inc................................             Virginia                  54-1763912
Lamar Advertising of Huntington-Bridgeport, Inc....          West Virginia                55-0462784
Lamar Advertising of Penn, Inc.....................             Delaware                  23-2157153
Lamar Advertising of Michigan, Inc.................             Michigan                  38-3376495
Lamar Advertising of Missouri, Inc.................             Missouri                  43-1787748
Canadian TODS Limited..............................       Nova Scotia, Canada                N/A
Nevada Logos, Inc..................................              Nevada                   88-0373108
Kentucky Logos, Inc................................             Kentucky                  31-1491808
Florida Logos, Inc.................................             Florida                   65-0671887
Lamar Electrical, Inc..............................            Louisiana                  72-1392115
Lamar Advertising of South Dakota, Inc.............           South Dakota                46-0446615
TLC Properties, L.L.C..............................            Louisiana                 Applied For

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 20, 1998
PROSPECTUS
                                  $500,000,000

                           LAMAR ADVERTISING COMPANY
      DEBT SECURITIES, PREFERRED STOCK, CLASS A COMMON STOCK AND WARRANTS
                             ---------------------

     Lamar Advertising Company, a Delaware corporation (the "Company"), directly or through agents, dealers or underwriters designated from time to time, may offer from time to time in one or more series or issuances (i) its secured or unsecured debt securities consisting of debentures, notes or other evidences of indebtedness (the "Debt Securities"), which may be either senior debt securities ("Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, $.001 par value per share (the "Preferred Stock"), (iii) shares of its Class A common stock, $.001 par value per share (the "Class A Stock") or (iv) warrants to purchase Class A Stock, Preferred Stock or Debt Securities (the "Warrants"), with an aggregate public offering price of up to $500,000,000 (or the equivalent if the securities are denominated in foreign currency or foreign currency units). The Debt Securities may be issued as exchangeable and/or convertible Debt Securities, exchangeable for or convertible into shares of Class A Stock or Preferred Stock. The Company's payment obligations under any series of Debt Securities may be guaranteed by certain of the Company's various direct or indirect wholly-owned subsidiaries (each, a "Guarantor" and, collectively, the "Guarantors"). The Preferred Stock may be issued as exchangeable and/or convertible Preferred Stock, exchangeable for or convertible into Debt Securities or shares of Class A Stock. The Debt Securities (including any Guarantees thereof), Preferred Stock, Class A Stock and Warrants (collectively, the "Offered Securities") may be offered, separately or together, in one or more separate classes or series and in amounts, at prices and on terms to be determined at the time of offering and to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable, (i) in the case of Debt Securities and Guarantees thereof, if any, the specific designation, aggregate principal amount, designated currency (or currency unit), purchase price, denomination, maturity, priority, premium (if any), interest rate (or manner of calculation thereof), time of payment of interest (if any), terms (if any) for the subordination, redemption, exchange or conversion thereof, and any other specific terms of the Debt Securities, (ii) in the case of Preferred Stock, the specific designation, number of shares, liquidation preference, purchase price, dividend, voting, redemption, exchange and conversion provisions and any other specific terms of the Preferred Stock, (iii) in the case of Class A Stock, the number of shares, purchase price and terms of the offering and sale thereof and
(iv) in the case of Warrants, the specific designation, number, duration, purchase price, exercise price, detachability and any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the securities for which such warrants may be exercised.

     The Company's Class A Stock is traded on The Nasdaq National Market under the symbol "LAMR." Any Class A Stock sold pursuant to a Prospectus Supplement may be listed on The Nasdaq National Market. On April 17, 1998, the last reported sale price of the Class A Stock on The Nasdaq National Market was $35.25 per share. The Company has not yet determined whether any of the other Offered Securities will be listed on any exchange or over-the-counter market. If the Company decides to seek listing of any such Offered Securities, the Prospectus Supplement relating thereto will disclose such exchange or market. The applicable Prospectus Supplement will also contain information, where applicable, about certain material United States federal income tax considerations relating to the Offered Securities covered by such Prospectus Supplement.

                                                  (cover continued on next page)
                             ---------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The Date of this Prospectus is             , 1998.

     The Offered Securities may be offered to or through underwriters, dealers or agents designated from time to time, as set forth in the applicable Prospectus Supplement, and may be offered to other purchasers directly by the Company. Certain terms of the offering and sale of Offered Securities, including, where applicable, the names of any underwriters, dealers or agents, any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, and the proceeds to the Company from such sale, will be set forth in the accompanying Prospectus Supplement. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of the Offered Securities to be made directly or through agents. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

     No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of the Offered Securities. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in such Prospectus Supplement.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND THEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY OFFERED SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR IN ANY PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR OF SUCH PROSPECTUS SUPPLEMENT.

     IN CONNECTION WITH THE OFFERING OF CERTAIN OFFERED SECURITIES, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE EFFECT THE MARKET PRICES OF SUCH SECURITIES OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. As permitted by the rules and regulations of the Commission, this Prospectus and any Prospectus Supplement omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company, the Guarantors and the Offered Securities, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Any statements contained herein concerning provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy materials and other information with the Commission. The reports, proxy materials and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company's Class A Stock is listed on The Nasdaq National Market. Reports, proxy materials and other information concerning the Company can also be inspected and copied at the office of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously by the Company filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:

     - The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     - The Company's Current Report on Form 8-K filed with the Commission on April 17, 1998;

     - The consolidated financial statements of Penn Advertising, Inc. and Subsidiary contained in the Company's Current Report on Form 8-K/A filed with the Commission on June 13, 1997;

     - The statement of assets acquired and liabilities assumed of National Advertising Company - Lamar Acquisition as of August 14, 1997, and the related statement of revenues and expenses for the years ended December 31, 1996 and 1995, contained in the Company's Current Report on Form 8-K/A filed with the Commission on October 27, 1997; and

     - The description of the Class A Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 7, 1996, as amended by Form 8-A/A, filed with the Commission on July 31, 1996.

     All documents filed by the Company or the Guarantors pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in the Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any documents incorporated into this Prospectus by reference (other than exhibits incorporated by reference into such document). Requests for documents should be submitted to the executive offices of the Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808,
Attention: Investor Relations, telephone (504) 926-1000.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including documents incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: (i) risks and uncertainties relating to leverage; (ii) the need for additional funds; (iii) the integration of companies acquired by the Company and the Company's ability to recognize cost savings or operating efficiencies as a result of such acquisitions; (iv) the continued popularity of outdoor advertising as an advertising medium; (v) the regulation of the outdoor advertising industry and (vi) the risks and uncertainties described below under the caption "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus or any Prospectus Supplement, prospective investors should carefully consider the following factors before purchasing the Offered Securities.

SUBSTANTIAL INDEBTEDNESS OF THE COMPANY

     The Company presently has substantial indebtedness. As of December 31, 1997 the Company's indebtedness was approximately $541.5 million and the Company had approximately $165.0 million available for borrowing under the Company's credit facility (the "Senior Credit Facility") with a syndicate of commercial banks (excluding the $75 million available under the facility funded at the discretion of the lenders). Additionally, as of December 31, 1997, the Company had $3.6 million of Class A Preferred Stock, $638 par value per share, outstanding which is entitled to a cumulative preferential dividend of $364,903 annually. A substantial part of the Company's cash flow from operations will be dedicated to debt service and will not be available for other purposes. Further, if the Company's net cash provided by operating activities were to decrease from present levels, the Company could experience difficulty in meeting its debt service obligations without additional financing. There can be no assurance that, in the event the Company were to require additional financing, such additional financing would be available or, if available, would be available on favorable terms. In addition, any such additional financing may require the consent of lenders under the Senior Credit Facility or holders of other debt of the Company. Certain of the Company's competitors operate on a less leveraged basis and may have greater operating and financial flexibility than the Company.

RESTRICTIVE COVENANTS IN DEBT INSTRUMENTS

     The Senior Credit Facility and the Company's indentures relating to the Company's $255 million outstanding 9 5/8% Senior Subordinated Notes due 2006 and $200 million outstanding 8 5/8% Senior Subordinated Notes due 2007 (the "Existing Indentures") contain covenants that restrict, among other things, the ability of the Company to dispose of assets, incur or repay debt, create liens, and make certain investments. In addition, the Senior Credit Facility requires the Company to maintain specified financial ratios and levels including cash interest coverage, fixed charge coverage, senior debt and total debt ratios. The ability of the Company to comply with the foregoing restrictive covenants will depend on its future performance, which is subject to prevailing economic, financial and business conditions and other factors beyond the Company's control.

FLUCTUATIONS IN ECONOMIC AND ADVERTISING TRENDS

     The Company relies on sales of advertising space for its revenues, and its operating results are therefore affected by general economic conditions, as well as trends in the advertising industry. A reduction in advertising expenditures available for the Company's displays could result from a general decline in economic conditions, a decline in economic conditions in particular markets where the Company conducts business or a reallocation of advertising expenditures to other available media by significant users of the Company's displays. Although the Company believes that in recent years outdoor advertising expenditures have increased more rapidly than total U.S. advertising expenditures, there can be no assurance that this trend will continue or that in the future outdoor advertising expenditures will not grow more slowly than the advertising industry as a whole.

POTENTIAL ELIMINATION OR REDUCTION OF TOBACCO ADVERTISING

     Approximately 9% of the Company's outdoor advertising net revenues and 8% of consolidated net revenues in fiscal 1997 came from the tobacco products industry, compared to 10% of outdoor advertising net revenues for fiscal 1996, 9% for fiscal 1995, 7% for fiscal 1994 and 1993, and 12% for fiscal 1992. Manufacturers of tobacco products, principally cigarettes, were historically major users of outdoor advertising displays. Beginning in 1992, the leading tobacco companies substantially reduced their domestic advertising expenditures in response to societal and governmental pressures and other factors. There can be no assurance that the tobacco industry will not further reduce advertising expenditures in the future either voluntarily or as a result of governmental regulation or as to what affect any such reduction may have on the Company.

     In June 1997 several of the major tobacco companies in the United States and numerous state attorneys general reached agreement on a proposed settlement of litigation between such parties. The terms of this proposed settlement include a ban on all outdoor advertising of tobacco products commencing nine months after finalization of the settlement. The settlement, however, is subject to numerous conditions, the most notable of which is the enactment of legislation by the federal government. Such legislation is still pending before Congress. At this time, it is uncertain when a definitive settlement will be reached, if at all, or what the terms of any such settlement will be. An elimination or reduction in billboard advertising by the tobacco industry could cause an immediate reduction in the Company's outdoor advertising revenues and may simultaneously increase the Company's available inventory. An increase in available inventory could result in the Company reducing its rates or limiting its ability to raise rates for some period of time. If the tobacco litigation settlement were to be finalized in its current form and if the Company were unable to replace revenues from tobacco advertising with revenues from other sources, such settlement could have a material adverse effect on the Company's results of operations. While the Company believes that it would be able to replace a substantial portion of revenues from tobacco advertising that would be eliminated due to such a settlement with revenues from other sources, any replacement of tobacco advertising may take time and require a reduction in advertising rates.

     In addition, the states of Florida, Mississippi and Texas have entered into separate settlements of litigation with the tobacco industry. None of these settlements is conditioned on federal government approval. The Florida and Mississippi settlements provided for the elimination of all outdoor advertising of tobacco products by February 1998 in such states and at such time all of the Company's tobacco billboards and advertising was removed. The Texas settlement requires the elimination of all outdoor advertising of tobacco products by June 1998. The Company operates approximately 4,253 outdoor advertising displays in seven markets in Florida and approximately $1.8 million of its approximately $19.2 million in net revenues in Florida during 1997 were attributable to tobacco advertising. The Company operates approximately 2,532 outdoor advertising displays in three markets in Mississippi and approximately $0.8 million of its approximately $10.6 million in net revenues in Mississippi during 1997 were attributable to tobacco advertising. The Company operates approximately 3,300 outdoor advertising displays in six markets in Texas and approximately $0.8 million of its approximately $11.0 million in net revenues in Texas during 1997 were attributable to tobacco advertising. Further, the settlement of tobacco-related claims and litigation in other jurisdictions may also adversely affect outdoor advertising revenues.

REGULATION OF OUTDOOR ADVERTISING

     The outdoor advertising business is subject to regulation by federal, state and local governments. Federal law requires states, as a condition to federal highway assistance, to restrict billboards on federally-aided primary and interstate highways to commercial and industrial areas and imposes certain additional size, spacing and other limitations on billboards. Some states have adopted standards more restrictive than the federal requirements. Local governments generally control billboards as part of their zoning regulations, and some local governments prohibit construction of new billboards and reconstruction of substantially damaged billboards or allow new construction only to replace existing structures. In addition, some jurisdictions (including certain of those within the Company's markets) have adopted amortization ordinances under which owners and operators of outdoor advertising displays are required to remove existing structures at some future date, often without condemnation proceeds being available. Federal and corresponding state outdoor advertising statutes require payment of compensation for removal by governmental order in some circumstances. Ordinances requiring the removal of a billboard without compensation, whether through amortization or otherwise, have been challenged in various state and federal courts on both statutory and constitutional grounds, with conflicting results. Although the Company has been successful in the past in negotiating acceptable arrangements in circumstances in which its displays have been subject to removal or amortization, there can be no assurance that the Company will be successful in the future and what effect, if any, such regulations may have on the Company's operations. In addition, the Company is unable to predict what additional regulation may be imposed on outdoor advertising in the future. Legislation regulating the content of billboard advertisements has been introduced in Congress from time to time in the past, although no laws which, in the opinion of management, would materially and adversely affect the Company's business have been enacted to date. Changes in laws and regulations affecting outdoor advertising at any level of government may have a material adverse effect on the Company's results of operations. See "-- Potential Elimination or Reduction of Tobacco Advertising" for a discussion of recent developments concerning tobacco advertising.

ACQUISITION AND GROWTH STRATEGY RISKS

     The Company's growth has been enhanced materially by strategic acquisitions that have substantially increased the Company's inventory of advertising displays. One element of the Company's operating strategy is to make strategic acquisitions in markets in which it currently competes as well as in new markets. While the Company believes that the outdoor advertising industry is highly fragmented and that significant acquisition opportunities are available, the market has been consolidating and there can be no assurance that suitable acquisition candidates can continue to be found. In addition, the Company is likely to face increased competition from other outdoor advertising companies for available acquisition opportunities. Also, if the prices sought by sellers of outdoor advertising displays continue to rise, as management believes may happen, the Company may find fewer acceptable acquisition opportunities. There can be no assurance that the Company will have sufficient capital resources to complete acquisitions or be able to obtain any required consents of its bank lenders or that acquisitions can be completed on terms acceptable to the Company. In addition, the Company recently has entered into the transit advertising business and, while the Company believes that it will be able to utilize its expertise in outdoor advertising to operate this business, it has had limited experience in transit advertising and there is no assurance that it will be successful.

     During 1997, the Company completed the acquisition of 24 complementary businesses. The process of integrating these businesses into the Company's operations may result in unforeseen operating difficulties and could require significant management attention that would otherwise be available for the development of the Company's existing business. Moreover, there can be no assurance that the Company will realize anticipated benefits and cost savings or that any future acquisitions will be consummated.

COMPETITION

     In addition to competition from other forms of media, including television, radio, newspapers and direct mail advertising, the Company faces competition in its markets from other outdoor advertising companies, some of which may be larger and better capitalized than the Company. The Company also competes with a wide variety of other out-of-home advertising media, the range and diversity of which have increased substantially over the past several years to include advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains and buses. The Company believes that its local orientation, including the maintenance of local offices, has enabled it to compete successfully in its markets to date. However, there can be no assurance that the Company will be able to continue to compete successfully against current and future sources of outdoor advertising competition and competition from other media or that the competitive pressures faced by the Company will not adversely affect its profitability or financial performance. In its logo sign business, the Company currently faces competition for state franchises from two other logo sign providers as well as local companies. Competition from these sources is encountered both when a franchise is first privatized and upon renewal thereafter.

POTENTIAL LOSSES FROM HURRICANES

     A significant portion of the Company's structures are located in the mid-Atlantic and Gulf Coast regions of the United States. These areas are highly susceptible to hurricanes during the late summer and early fall. In the past, severe storms have caused the Company to incur material losses resulting from structural damage, overtime compensation, loss of billboards that could not legally be replaced and reduced occupancy because billboards are out of service. The Company has determined that it is not economical to obtain insurance against losses from hurricanes and other storms. The Company has developed contingency plans to deal with the threat of hurricanes, including plans for early removal of advertising faces to permit the structures to better withstand high winds and the replacement of such faces after storms have passed. As a result of these contingency plans, the Company has experienced lower levels of losses from recent storms and hurricanes. Structural damage attributable to Hurricane Andrew in 1992 was less than $500,000, and the Company suffered no significant structural damage due to hurricanes in 1996 or 1997. There can be no assurance, however, that the Company's contingency plans will continue to be effective.

RISKS IN OBTAINING AND RETAINING LOGO SIGN FRANCHISES

     Logo sign franchises represent a growing portion of the Company's revenues and operating income. The Company cannot predict the number of remaining states, if any, that will initiate logo sign programs or convert state-run logo sign programs to privately operated programs. Competition for new state logo sign franchises is intense and, even after a favorable award, franchises may be subject to challenge under state contract bidding requirements, resulting in delays and litigation costs. In addition, state logo sign franchises are generally, with renewal options, ten to twenty-year franchises subject to earlier termination by the state, in most cases upon payment of compensation. Typically, at the end of the term of the franchise, ownership of the structures is transferred to the state without compensation to the Company. Although none of the Company's logo sign franchises is due to terminate in the next two years, three are subject to renewal during that period. There can be no assurance that the Company will be successful in obtaining new logo sign franchises or renewing existing franchises. Furthermore, following the receipt by the Company of a new state logo sign franchise, the Company generally incurs significant start-up capital expenditures and there can be no assurance that the Company will continue to have access to capital to fund such expenditures.

RELIANCE ON KEY EXECUTIVES

     The Company's success depends to a significant extent upon the continued services of its executive officers and other key management and sales personnel, in particular Kevin P. Reilly, Jr., the Company's Chief Executive Officer, the Company's six regional managers and the manager of its logo sign business. Although the Company believes it has incentive and compensation programs designed to retain key employees, the Company has no employment contracts with any of its employees, and none of its executive officers are bound by non-compete agreements. The Company does not maintain key man insurance on its executives. The unavailability of the continuing services of any of its executive officers and other key management and sales personnel could have an adverse effect on the Company's business.

CONTROLLING STOCKHOLDER

     The Reilly Family Limited Partnership (the "RFLP"), of which Kevin P. Reilly, Jr., the Company's Chief Executive Officer, is the managing general partner, beneficially owns shares of the Company's common stock (the "Common Stock") having approximately 86.7% of the total voting power of the Common Stock. As a result, Mr. Reilly, or his successor as managing general partner, will effectively be able to control the outcome of matters requiring a stockholder vote, including electing directors, adopting or amending certain provision's of the Company's certificate of incorporation and by-laws and approving or preventing certain mergers or other similar transactions, such as a sale of substantially all the Company's assets (including transactions that could give holders of the Company's Class A Stock the opportunity to realize a premium over the then-prevailing market price for their shares). In addition, the Company's officers, directors and their respective affiliates other than the RFLP, beneficially own shares of the Company's Common Stock having approximately 2.5% of the total voting power of the Company's Common Stock. Therefore, purchasers of the Class A Stock will become minority stockholders of the Company and will be unable to control the management or business policies of the Company. Moreover, subject to contractual restrictions and general fiduciary obligations, the Company is not prohibited from engaging in transactions with its management and principal stockholders, or with entities in which such persons are interested. The Company's certificate of incorporation does not provide for cumulative voting in the election of directors and, as a result, the controlling stockholders can elect all the directors if they so choose.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's certificate of incorporation and by-laws may have the effect of discouraging a third party from making an acquisition proposal for the Company and thereby inhibiting a change in control of the Company in circumstances that could give the holders of the Class A Stock the opportunity to realize a premium over the then-prevailing market price of such stock. Such provisions may also adversely affect the market price of the Class A Stock. For example, the Company's certificate of incorporation authorizes the issuance of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. In the event of issuance, such Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company. In addition, the issuance of Preferred Stock may adversely affect the voting and dividend rights, rights upon liquidation and other rights of the holders of Class A Stock. Although the company has no present intention to issue any shares of such Preferred Stock, the Company retains the right to do so in the future including as Offered Securities under a Prospectus Supplement. Furthermore, the Company is subject to Section 203 of the Delaware General Corporation Law. The existence of this provision, as well as the control of the Company by the RFLP, would be expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of Class A Stock.

VOLATILITY OF STOCK PRICE

     From time to time, there may be significant volatility in the market price for the Class A Stock. Quarterly operating results of the Company, changes in earnings estimates by analysts, changes in general conditions in the Company's industry or the economy or the financial markets or other developments affecting the Company could cause the market price of the Class A Stock to fluctuate substantially. In addition, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance.

                                  THE COMPANY

     Lamar Advertising Company is one of the largest and most experienced owners and operators of outdoor advertising structures in the United States. It conducts a business that has operated under the Lamar name since 1902. As of December 31, 1997, the Company operated approximately 43,000 outdoor advertising displays in 24 states and, after giving effect to the Company's acquisitions of Ragan Outdoor and Derby Outdoor in January 1998 and Pioneer Outdoor in February 1998, the Company operated approximately 47,000 outdoor advertising displays in 26 states. The Company provides a full array of poster and bulletin displays in 59 of the markets in which it currently operates. In its remaining markets, the Company operates high-profile bulletin displays along interstate and other major highways. The Company also operates the largest logo sign business in the United States. Logo signs are erected pursuant to state-awarded franchises on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. The Company currently operates logo sign franchises in 18 of the 22 states that have a privatized logo sign program. As of December 31, 1997, the Company maintained over 22,300 logo advertising structures containing over 68,600 logo advertising displays. In addition, the Company operates the tourism signage franchise in four states and the province of Ontario, Canada. The Company has also expanded into the transit advertising business through the operation of displays on bus shelters, bus benches and buses in 13 of its primary markets, three markets in the state of South Carolina, one market in Utah, and one market in the state of Georgia.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures, acquisitions and investments. Additional information on the use of net proceeds from the sale of Offered Securities offered hereby may be set forth in the Prospectus Supplement relating to such Offered Securities.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated (dollars in thousands):

                                             YEAR ENDED OCTOBER 31,           YEAR ENDED
                                         -------------------------------     DECEMBER 31,
                                         1993     1994     1995     1996         1997
                                         ----     ----     ----     ----     ------------
Ratio of Earnings to Fixed
  Charges(1)...........................  1.0x     1.3x     1.4x     1.8x         1.2x
Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends(2).........  1.0x     1.3x     1.4x     1.8x         1.1x
Coverage Deficiency....................  $177      N/A      N/A      N/A          N/A

---------------

(1) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs, preferred stock dividends of subsidiaries and the component of rental expense believed by management to be representative of the interest factor thereon.

(2) The Company had 5,719.49 shares of Class A Preferred Stock, $638 par value per share, outstanding at October 31, 1996 and December 31, 1997. The Class A Preferred is entitled to a cumulative annual preferential dividend of $63.80 per share.

                   GENERAL DESCRIPTION OF OFFERED SECURITIES

     The Company may offer shares of Class A Stock, Preferred Stock, Debt Securities or Warrants or any combination of the foregoing either individually or as units consisting of one or more securities under this Prospectus.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby are to be issued under an indenture (the "Indenture") to be executed by the Company, the Guarantors, if any, and a trustee to be identified in the applicable Prospectus Supplement, as Trustee (the "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Debt Securities will be subject to all such terms, and potential purchasers of the Debt Securities are referred to the Indenture and the TIA for a statement thereof. A copy of the proposed form of Indenture has been filed as an exhibit to the Registration Statement.

     The Company may offer under this Prospectus up to $500,000,000 aggregate principal amount of Debt Securities, or if Debt Securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, such principal amount as may be sold for an initial public offering price of up to $500,000,000. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will represent direct, unsecured obligations of the Company and will rank equally with all other unsecured indebtedness of the Company.

     The following statements relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain other specific terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement. As used in this "Description of Debt Securities," all references to the "Company" shall mean Lamar Advertising Company excluding, unless the context otherwise required or as expressly stated, its subsidiaries.

GENERAL

     The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of each series of Debt Securities will be described in a Prospectus Supplement relating to such series (including any pricing supplement thereto).

     The Debt Securities that may be offered under the Indenture are not limited in aggregate principal amount. The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. The Prospectus Supplement (including any pricing supplement thereto) will set forth the initial offering price, the aggregate principal amount and the following terms of the Debt Securities in respect of which this Prospectus is delivered:

          (1) the title of such Debt Securities;

          (2) whether such Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities or any combination thereof;

          (3) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;

          (4) any limit on the aggregate principal amount of such Debt
     Securities;

          (5) the date or dates on which principal on such Debt Securities will be payable;

          (6) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which such Debt Securities will bear interest, if any, the date or dates from which such interest, if any, will commence and be payable and any regular record date for the interest payable on the interest payment date;

          (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;

          (8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company;

          (9) the obligation, if any, of the Company to redeem or purchase the Debt Securities in whole or in part pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof;

          (10) the dates, if any, on which and the price or prices at which the Debt Securities will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

          (11) the denominations in which such Debt Securities may be issuable, if other than denominations of $1,000 and any integral multiple thereof;

          (12) whether the Debt Securities are to be issuable in the form of Certificated Debt Securities (as defined below) or Global Debt Securities (as defined below);

          (13) the portion of principal amount of such Debt Securities that shall be payable upon declaration of acceleration of the maturity date thereof, if other than the principal amount thereof;

          (14) the currency of denomination of such Debt Securities;

          (15) the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest, if any, on such Debt Securities will be made;

          (16) if payments of principal of, premium, if any, or interest, if any, on the Debt Securities are to be made in one or more currencies or currency units other than that or those in which such Debt Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

          (17) the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on such Debt Securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

          (18) the provisions, if any, relating to any security provided for such Debt Securities;

          (19) any addition to or change in the covenants described herein or in the Indenture with respect to such Debt Securities and any change in the acceleration provisions described herein or in the Indenture with respect to such Debt Securities;

          (20) any Events of Default with respect to the Debt Securities, if not otherwise set forth under "--Events of Default";

          (21) the terms and conditions, if any, upon which the Debt Securities will be convertible into Class A Stock or Preferred Stock, including the conversion price (or manner of calculation thereof) and conversion period;

          (22) the terms and conditions, if any, upon which the Debt Securities will be exchangeable into Class A Stock or Preferred Stock, including the exchange price (or manner of calculation thereof) and exchange period.

          (23) the terms and conditions, if any, upon which the Debt Securities and any Guarantees thereof shall be subordinated in right of payment to other indebtedness of The Company or any Guarantor;

          (24) the form and terms of any Guarantee of the Debt Securities;

          (25) any other terms of such Debt Securities, which may modify or delete any provision of the Indenture insofar as it applies to such series; and

          (26) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

     Debt Securities may be issued that provide for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture ("Discount Securities"). United States federal income tax considerations and other special considerations applicable to any such Discount Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued in bearer form, with or without coupons. United States federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest, if any, on any series or Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

EXCHANGE AND/OR CONVERSION RIGHTS

     The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Class A Stock or Preferred Stock will be set forth in the Prospectus Supplement relating thereto.

TRANSFER AND EXCHANGE

     Each Debt Security will be represented by either one or more global securities (each, a "Global Debt Security") registered in the name of The Depository Trust Company, as Depository (the "Depository") or a nominee of the Depository (each such Debt Security represented by a Global Debt Security being herein referred to as a "Book-Entry Debt Security"), or a certificate issued in definitive registered form (a "Certificated Debt Security"), as set forth in the applicable Prospectus Supplement. Except as set forth under "-- Global Debt Securities and Book Entry System" below, Book-Entry Debt Securities will not be issuable in certificated form.

     Certificated Debt Securities. Certificated Debt Securities may be transferred or exchanged at the Trustee's office or paying agencies in accordance with the terms of the Indenture. No service change will be made for any transfer or exchange of Certificated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The transfer of Certificated Debt Securities and the right to receive the principal of, premium, if any, and interest, if any, on such Certificated Debt Securities may be effected only by surrender of the certificate representing such Certificated Debt Securities and either reissuance by the Company or the Trustee of such certificate to the new Holder or the issuance by the Company or the Trustee of a new certificate to the new Holder.

     Global Debt Securities and Book Entry System. The procedures that the Depository has indicated it intends to follow with respect to Book-Entry Debt Securities are set forth below.

     Ownership of beneficial interests in Book-Entry Debt Securities will be limited to persons that have accounts with the Depository for the related Global Debt Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Debt Security, the Depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Book-Entry Debt Securities. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for the related Global Debt Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Book-Entry Debt Securities.

     So long as the Depository for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as set forth below, beneficial owners of Book-Entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person beneficially owning Book-Entry Debt Securities must rely on the procedures of the Depository for the related Global Debt Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     The Company understands, however, that under existing industry practice, the Depository will authorize the persons on whose behalf it holds a Global Debt Security to exercise certain rights of Holders of Debt Securities, and the Indenture provides that the Company, the Guarantors, if any, the Trustee and their respective agents will treat as the Holder of a Debt Security the persons specified in a written statement of the Depository with respect to such Global Debt Security for purposes of obtaining any consents or directions required to be given by Holders of the Debt Securities pursuant to the Indenture.

     Payments of principal of, premium, if any, and interest on Book-Entry Debt Securities will be made to the Depository or its nominee, as the case may be, as the registered Holder of the related Global Debt Security. None of the Company, the Guarantors, if any, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a Global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of Book-Entry Debt Securities held by each such participant as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in Book-Entry Debt Securities held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depository is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue Certificated Debt Securities in exchange for each Global Debt Security. In addition, the Company may at any time and in its sole discretion determine not to have the Book-Entry Debt Securities of any series represented by one or more Global Debt Securities and, in such event, will issue Certificated Debt Securities in exchange for the Global Debt Securities of such series. Global Debt Securities will also be exchangeable by the Holders for Certificated Debt Securities if an Event of Default with respect to the Book-Entry Debt Securities represented by such Global Debt Securities has occurred and is continuing. Any Certificated Debt Securities issued in exchange for a Global Debt Security will be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depository from participants with respect to ownership of Book-Entry Debt Securities relating to such Global Debt Security.

     The foregoing information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

NO PROTECTION IN THE EVENT OF CHANGE OF CONTROL

     Other than as described in the applicable Prospectus Supplement, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

COVENANTS

     Unless otherwise indicated in this Prospectus or a Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the Company's business or operations, the pledging of the Company's assets or the incurrence of indebtedness of the Company.

     With respect to any series of Senior Subordinated Debt Securities, the Company will agree not to issue Debt which is, expressly by its terms, subordinated in right of payment to any other Debt of the Company and which is not expressly made pari passu with, or subordinate and junior in right of payment to, the Senior Subordinated Debt Securities.

     The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities. Other than the covenants of the Company included in the Indenture as described above or as described in the applicable Prospectus Supplement, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its significant subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its significant subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such significant subsidiary is merged or to which the properties and assets of the Company or such significant subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Debt Securities and the Indenture, and in each case, the Indenture shall remain in full force and effect and (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness (as defined in the Indenture) incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable Prospectus Supplement, the following will be Events of Default under the Indenture with respect to Debt Securities of any series:

          (a) default in payment of any principal of, or premium, if any;

          (b) default for 30 days in payment of any interest;

          (c) default by the Company in the observance or performance of any other covenant in the Debt Securities or the Indenture for 45 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Security of that series then outstanding;

          (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any significant subsidiary of the Company then has outstanding Indebtedness in excess of $10 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10 million (not covered by insurance) shall be rendered against the Company or any significant subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (f) certain events involving bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.

     The Indenture provides that the Trustee may withhold notice to the holders of the Debt Securities of any series of any default (except in payment of principal or premium, if any, or interest on the Debt Securities of such series) if the Trustee considers it to be in the best interest of the holders of the Debt Securities of such series to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of any series then outstanding may declare to be immediately due and payable the entire principal amount of all the Debt Securities of such series then outstanding plus accrued interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture, provided, however, that so long as the Senior Credit Facility shall be in full force and effect, if any Event of Default shall have occurred and be continuing (other than as specified in clause
(f)), the Debt Securities of such series shall not become due and payable until the earlier to occur of (x) five business days following the delivery of a written notice of such acceleration of the Debt Securities of such series to the agent under the Senior Credit Facility and (y) the acceleration of any Indebtedness under the Senior Credit Facility. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Debt Securities of any series shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Debt Securities of that Series.

     The holders of a majority in principal amount of the Debt Securities of a series then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Debt Securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Debt Security of a series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted for payment on Debt Securities of any series on or after the respective due dates expressed in such Debt Security.

MODIFICATION AND WAIVER

     From time to time, the Company and the Trustee may, without the consent of holders of the Debt Securities of one or more series, amend the Indenture or the Debt Securities of one or more series or supplement the Indenture for certain specified purposes, including (i) providing for the issuance of and establishing the form and terms and conditions of any Debt Securities, (ii) providing for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Debt Securities of one or more series, (iii) providing for uncertificated Debt Securities in addition to certificated Debt Securities, and
(iv) curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. The Indenture contains provisions permitting the Company and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Securities of a series, to modify or supplement the Indenture or the Debt Securities of one or more series, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Debt Securities whose holders must consent to an amendment, supplement, or waiver to the Indenture or such Debt Security, (ii) reduce the rate of or change the time for payment of interest on any Debt Security, (iii) reduce the principal of or premium on or change the stated maturity of any Debt Security, (iv) make any Debt Security payable in money other than that stated in the Debt Security, (v) change the amount or time of any payment required by the Debt Securities or reduce the premium payable upon any redemption thereof, or change the time before which no such redemption may be made, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Debt Security, (vii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to any Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Debt Securities under certain covenants contained in the Indenture, as well as any additional covenants which may be set forth in the applicable Prospectus Supplement ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations or Foreign Government Obligations (each as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Debt Securities of a series, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) describing either a private ruling concerning the Debt Securities or a published ruling of the Internal Revenue Service, to the effect that holders of the Debt Securities or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

GUARANTEES

     The Company's payment obligation under any series of Debt Securities may be guaranteed by one or more Guarantors. The terms of any such guarantee will be set forth in the applicable Prospectus Supplement.

REGARDING THE TRUSTEE

     The Trustee with respect to any series of Debt Securities will be identified in the Prospectus Supplement relating to such Debt Securities. The Indenture and provisions of the TIA incorporated by reference therein contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with the Company and its affiliates, provided, however, that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The TIA and the Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.

                         DESCRIPTION OF PREFERRED STOCK

     Under the Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation"), shares of Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by the Board of Directors, generally without the approval of the stockholders. Prior to issuance of shares of each series, the Board of Directors is required by the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation to adopt resolutions and file a Certificate of Designation (the "Certificate of Designation") with the Secretary of State of Delaware, fixing for each such class or series the designations, powers, preferences and rights of the shares of such class or series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by the DGCL. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

     Subject to limitations prescribed by the DGCL, the Certificate of Incorporation and the By-Laws of the Company (the "By-Laws"), the Board of Directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     Reference is made to the Prospectus Supplement relating to the class or series of Preferred Stock being offered for the specific terms thereof, including:

          (1) the title and stated value of such Preferred Stock;

          (2) the number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock;

          (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

          (4) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

          (5) the procedures for any auction and remarketing, if any, for such Preferred Stock;

          (6) the provisions for a sinking fund, if any, for such Preferred
     Stock;

          (7) the provisions for redemption, if applicable, of such Preferred Stock;

          (8) any listing of such Preferred Stock on any securities exchange or market;

          (9) the terms and conditions, if any, upon which such Preferred Stock will be convertible into Class A Stock of the Company, including the conversion price (or manner of calculation thereof) and conversion period;

          (10) the terms and conditions, if any, upon which Preferred Stock will be exchangeable into Debt Securities of the Company, including the exchange price (or manner of calculation thereof) and exchange period;

          (11) voting rights, if any, of such Preferred Stock;

          (12) whether interests in such Preferred Stock will be represented by depositary shares;

          (13) a discussion of any material and/or special United States federal income tax considerations applicable to such Preferred Stock;

          (14) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (15) any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

          (16) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company rank: (i) senior to all classes or series of Class A Stock of the Company, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company that do not rank senior or junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company and (iii) junior to all equity securities issued by the Company the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (including any entity with which the Company may be merged or consolidated or to which all or substantially all the assets of the Company may be transferred or which transfers all or substantially all of the assets of the Company). As used for these purposes, the term "equity securities" does not include convertible debt securities.

                          DESCRIPTION OF CLASS A STOCK

GENERAL

     The Company's authorized common stock consists of 75,000,000 shares of Class A Stock, approximately 28,691,080 of which were issued and outstanding as of April 3, 1998 and 37,500,000 shares of Class B Common Stock, $.001 par value per share (the "Class B Stock"), 18,762,512 of which were issued and outstanding as of April 3, 1998 (in each case, after giving effect to the Company's three-for-two stock split effected in the form of a 50% stock dividend paid on February 27, 1998).

VOTING RIGHTS; CONVERSION OF CLASS B STOCK

     Except for voting rights, the rights of the holders of the Class A Stock and the Class B Stock are substantially identical. The holders of the Class A Stock and the holders of the Class B Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of the Class A Stock entitled to one vote per share and the holders of Class B Stock entitled to ten votes per share, on all matters on which the holders of Common Stock are entitled to vote. Each share of Class B Stock is convertible at the option of its holder into one share of Class A Stock at any time. In addition, each share of Class B Stock converts automatically into one share of Class A Stock upon the sale or other transfer of such share of Class B Stock to a person who, or entity which, is not a Permitted Transferee. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.;
(iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i), (ii) and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii) and (iv) above.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve any amendment to the Certificate of Incorporation that would increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely. The Certificate of Incorporation provides that no such separate class vote shall be available for increases or decreases in the number of authorized shares of Class A Stock.

DIVIDENDS; LIQUIDATION RIGHTS

     All of the outstanding shares of Common Stock are fully paid and nonassessable. In the event of the liquidation or dissolution of the Company, following any required distribution to the holders of outstanding shares of Preferred Stock, the holders of Common Stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. The Company may pay dividends if, when and as declared by the Board of Directors from funds legally available therefor, subject to the restrictions set forth in the Company's Existing Indentures and the Senior Credit Facility. Subject to the preferential rights of the holders of any class of preferred stock, holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of either class of Common Stock unless simultaneously the same dividend is declared or paid on each share of the other class of Common Stock, provided that, in the event of stock dividends, holders of a specific class of Common Stock shall be entitled to receive only additional shares of such class.

OTHER PROVISIONS

     The Common Stock is redeemable in the manner and on the conditions permitted under Delaware law and as may be authorized by the Board of Directors. Holders of Common Stock have no preemptive rights.

TRANSFER AGENT

     American Stock Transfer and Trust Company serves as the transfer agent and registrar for the Class A Stock.

                            DESCRIPTION OF WARRANTS

     The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants") or Class A Stock (the "Class A Stock Warrants" and, collectively with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"). Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such Offered Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the Debt Warrant certificates representing such Debt Warrants, including the following:

          (1) the title for such Debt Warrants;

          (2) the aggregate number of such Debt Warrants;

          (3) the price or prices at which such Debt Warrants will be issued;

          (4) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants;

          (5) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such security;

          (6) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;

          (7) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise;

          (8) the date on which such right shall expire;

          (9) the maximum or minimum number of such Debt Warrants which may be exercised at any time;

          (10) a discussion of the material United States federal income tax considerations applicable to the exercise of such Debt Warrants; and

          (11) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

     Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

OTHER WARRANTS

     The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants or Class A Stock Warrants in respect of which this Prospectus is being delivered:

          (1) the title of such Warrants;

          (2) the securities for which such Warrants are exercisable;

          (3) the price or prices at which such Warrants will be issued;

          (4) the number of such Warrants issued with each share of Preferred Stock or Class A Stock;

          (5) any provisions for adjustment of the number or amount of shares of Preferred Stock or Class A Stock receivable upon exercise of such Warrants or the exercise price of such Warrants;

          (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Class A Stock will be separately transferable;

         (7) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such Warrants;

          (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants;

          (9) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and

          (10) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities or shares of Preferred Stock or Class A Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the

Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

     Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities or shares of Preferred Stock or Class A Stock purchasable upon such exercise. If less than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through dealers, (iv) through underwriters or (v) through a combination of any such methods of sale.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices or (iv) at negotiated prices.

     Offers to purchase Offered Securities may be solicited directly by the Company. Offers to purchase Offered Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter is, or underwriters are, utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of the sale to them, and the names of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Offered Securities, such underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agents. Underwriters may also sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the Company to underwriters in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase Offered Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions into which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Offered Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Offered Securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of Offered Securities pursuant to such contracts.

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M of the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may overallot shares of the Class A Stock, Preferred Stock or, to the extent applicable, Warrants, in connection with an offering of Class A Stock, Preferred Stock or, to the extent applicable, Warrants, respectively, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of Offered Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     The anticipated date of delivery of Offered Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements of Lamar Advertising Company and Subsidiaries as of October 31, 1996 and December 31, 1997, and for the years ended October 31, 1995 and 1996, the two months ended December 31, 1996, and the year ended December 31, 1997, incorporated by reference into this Prospectus and Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated balance sheets of Penn Advertising, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income and accumulated deficit and cash flows for the years then ended have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Philip R. Friedman and Associates, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The statement of assets acquired and liabilities assumed of National Advertising Company - Lamar Acquisition as of August 14, 1997, and the related statement of revenues and expenses for the years ended December 31, 1996 and 1995, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY (AS DEFINED HEREIN). THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Available Information...................    3
Incorporation of Certain Documents by
  Reference.............................    3
Note Regarding Forward-Looking
  Statements............................    4
Risk Factors............................    5
The Company.............................    9
Use of Proceeds.........................   10
Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends.............   10
General Description of Offered
  Securities............................   10
Description of Debt Securities..........   10
Description of Preferred Stock..........   18
Description of Class A Stock............   19
Description of Warrants.................   20
Plan of Distribution....................   22
Legal Matters...........................   23
Experts.................................   23

================================================================================
================================================================================
                                  $500,000,000

                           LAMAR ADVERTISING COMPANY

                                DEBT SECURITIES

                                PREFERRED STOCK

                              CLASS A COMMON STOCK

                                    WARRANTS
                                     [LOGO]
                               -----------------
                                   PROSPECTUS
                               -----------------
                                         , 1998
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by the Company in connection with the issuance and distribution of the Offered Securities.

SEC registration fee  . . . . . . . . . . . . . . . . . . . .       $    147,500
Printing and engraving expenses . . . . . . . . . . . . . . .            300,000
Legal fees and expenses . . . . . . . . . . . . . . . . . . .            200,000
Accounting fees and expenses  . . . . . . . . . . . . . . . .            100,000
Rating agency fees  . . . . . . . . . . . . . . . . . . . . .             50,000
Transfer agent fees and expenses  . . . . . . . . . . . . . .             15,000
Fees and expenses of the Trustee  . . . . . . . . . . . . . .             15,000
Miscellaneous     . . . . . . . . . . . . . . . . . . . . . .             22,500

                 Total  . . . . . . . . . . . . . . . . . . .       $    850,000

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") grants Lamar the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Lamar, or is or was serving at the request of Lamar as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Lamar, and with to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of Lamar where the person involved is adjudged to be liable to Lamar except to the extent approved by a court.

         Lamar's By-laws provide that any person who is made a party to any action or proceeding because such person is or was a director or officer of Lamar will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person has not acted, or in the judgement or the shareholders or directors of Lamar has not acted, with willful or intentional misconduct. The indemnification provided for in Lamar's By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

         Lamar's Certificate of Incorporation provides that directors of Lamar will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to Lamar or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

         The Company carries Directors' and Officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Company.

ITEM 16.         EXHIBITS

         See Exhibit Index immediately following signature pages.


ITEM 17.         UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (j) The undersigned registrant hereby undertakes to file an application determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                          LAMAR ADVERTISING COMPANY


                                          /s/ Kevin P. Reilly, Jr.
                                          -------------------------------------
                                          Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of The Lamar Corporation, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.

/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre

/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar

/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

/s/ Jack S. Rome, Jr.                     Director                                   April 20, 1998
-------------------------------------
Jack S. Rome, Jr.

/s/ William R. Schmidt                    Director                                   April 20, 1998
-------------------------------------
William R. Schmidt

/s/ T. Everett Stewart, Jr.               Director                                   April 20, 1998
-------------------------------------
T. Everett Stewart, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                          THE LAMAR CORPORATION


                                          /s/ Kevin P. Reilly, Jr.
                                          -------------------------------------
                                          Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of The Lamar Corporation, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.

/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre

/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar

/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

/s/ T. Everett Stewart, Jr.               Director                                   April 20, 1998
-------------------------------------
T. Everett Stewart, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        LAMAR AIR, LLC


                                        By:  THE LAMAR CORPORATION
                                           ------------------------------------
                                             its Manager


                                        By:  /s/ Kevin P. Reilly, Jr.
                                           ------------------------------------
                                                 Kevin P. Reilly, Jr.
                                                 President and Chief Executive
                                                 Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         TLC PROPERTIES, L.L.C.


                                         By:  TLC PROPERTIES, INC.
                                            -----------------------------------
                                              its Manager


                                         By:  /s/ Kevin P. Reilly, Jr.
                                            -----------------------------------
                                              Kevin P. Reilly, Jr.
                                              President and Chief Executive
                                              Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         LAMAR TEXAS LIMITED PARTNERSHIP


                                         By:  LAMAR TEXAS GENERAL PARTNER, INC.
                                            -----------------------------------
                                              its General Partner


                                         By:  /s/ Kevin P. Reilly, Jr.
                                            -----------------------------------
                                              Kevin P. Reilly, Jr.
                                              President and Chief Executive
                                              Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                     MINNESOTA LOGOS, A PARTNERSHIP


                                     By:  MINNESOTA LOGOS, INC.
                                        ---------------------------------------
                                          its General Partner


                                     By:  /s/ Kevin P. Reilly, Jr.
                                        ---------------------------------------
                                          Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         LAMAR TENNESSEE LIMITED PARTNERSHIP II


                                         By:  THE LAMAR CORPORATION
                                            -----------------------------------
                                              its General Partner


                                         By:  /s/ Kevin P. Reilly, Jr.
                                            -----------------------------------
                                              Kevin P. Reilly, Jr.
                                              President and Chief Executive
                                              Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        LAMAR TENNESSEE LIMITED PARTNERSHIP


                                        By:  THE LAMAR CORPORATION
                                           ------------------------------------
                                             its General Partner


                                        By:  /s/ Kevin P. Reilly, Jr.
                                           ------------------------------------
                                             Kevin P. Reilly, Jr.
                                             President and Chief Executive
                                             Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         GEORGIA LOGOS, INC.



                                         /s/ T. Everett Stewart, Jr.
                                         --------------------------------------
                                         T. Everett Stewart, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Georgia Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         INTERSTATE LOGOS, INC.



                                         /s/ T. Everett Stewart, Jr.
                                         --------------------------------------
                                         T. Everett Stewart, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Interstate Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         FLORIDA LOGOS, INC.



                                         /s/ T. Everett Stewart, Jr.
                                         --------------------------------------
                                         T. Everett Stewart, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Florida Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                      KANSAS LOGOS INC.



                                      /s/ T. Everett Stewart, Jr.
                                      -----------------------------------------
                                      T. Everett Stewart, Jr.
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Kansas Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        KENTUCKY LOGOS, INC.



                                        /s/ T. Everett Stewart, Jr.
                                        ---------------------------------------
                                        T. Everett Stewart, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Kentucky Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                      MICHIGAN LOGOS, INC.



                                      /s/ T. Everett Stewart, Jr.
                                      -----------------------------------------
                                      T. Everett Stewart, Jr.
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Michigan Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         MINNESOTA LOGOS, INC.



                                         /s/ T. Everett Stewart, Jr.
                                         --------------------------------------
                                         T. Everett Stewart, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Minnesota Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                       MISSISSIPPI LOGOS, INC.



                                       /s/ T. Everett Stewart, Jr.
                                       ----------------------------------------
                                       T. Everett Stewart, Jr.
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Mississippi Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         MISSOURI LOGOS, INC.



                                         /s/ T. Everett Stewart, Jr.
                                         --------------------------------------
                                         T. Everett Stewart, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Missouri Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        NEBRASKA LOGOS, INC.



                                        /s/ T. Everett Stewart, Jr.
                                        --------------------------------------
                                        T. Everett Stewart, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Nebraska Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                      NEVADA LOGOS, INC.



                                      /s/ T. Everett Stewart, Jr.
                                      -----------------------------------------
                                      T. Everett Stewart, Jr.
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Nevada Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                       NEW JERSEY LOGOS, INC.



                                       /s/ T. Everett Stewart, Jr.
                                       ----------------------------------------
                                       T. Everett Stewart, Jr.
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of New Jersey Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                      OHIO LOGOS, INC.



                                      /s/ T. Everett Stewart, Jr.
                                      ----------------------------------------
                                      T. Everett Stewart, Jr.
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Ohio Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        OKLAHOMA LOGO SIGNS, INC.



                                        /s/ T. Everett Stewart, Jr.
                                        ---------------------------------------
                                        T. Everett Stewart, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Oklahoma Logo Signs, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         SOUTH CAROLINA LOGOS, INC.


                                         /s/ T. Everett Stewart, Jr.
                                         --------------------------------------
                                         T. Everett Stewart, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of South Carolina Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         TENNESSEE LOGOS, INC.



                                         /s/ T. Everett Stewart, Jr.
                                         --------------------------------------
                                         T. Everett Stewart, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Tennessee Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        TEXAS LOGOS, INC.



                                        /s/ T. Everett Stewart, Jr.
                                        ---------------------------------------
                                        T. Everett Stewart, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Texas Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                      UTAH LOGOS, INC.



                                      /s/ T. Everett Stewart, Jr.
                                      ----------------------------------------
                                      T. Everett Stewart, Jr.
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Utah Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                           VIRGINIA LOGOS, INC.



                                           /s/ T. Everett Stewart, Jr.
                                           -------------------------------------
                                           T. Everett Stewart, Jr.
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Virginia Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ T. Everett Stewart, Jr.               Director and Principal Executive           April 20, 1998
-------------------------------------     Officer
T. Everett Stewart, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Kevin P. Reilly, Jr.                  Director                                   April 20, 1998
-------------------------------------
Kevin P. Reilly, Jr.


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        LAMAR ADVERTISING OF COLORADO
                                        SPRINGS, INC.



                                        /s/ Kevin P. Reilly, Jr.
                                        --------------------------------------
                                        Kevin P. Reilly, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of Colorado Springs, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                      LAMAR ADVERTISING OF HUNTINGTON-
                                      BRIDGEPORT, INC.



                                      /s/ Kevin P. Reilly, Jr.
                                      ----------------------------------------
                                      Kevin P. Reilly, Jr.
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of Huntington-Bridgeport, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                       LAMAR ADVERTISING OF JACKSON, INC.



                                       /s/ Kevin P. Reilly, Jr.
                                       ----------------------------------------
                                       Kevin P. Reilly, Jr.
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of Jackson, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        LAMAR ADVERTISING OF MICHIGAN, INC.



                                        /s/ Kevin P. Reilly, Jr.
                                        ---------------------------------------
                                        Kevin P. Reilly, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of Michigan, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        LAMAR ADVERTISING OF MISSOURI, INC.



                                        /s/ Kevin P. Reilly, Jr.
                                        ---------------------------------------
                                        Kevin P. Reilly, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of Missouri, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         LAMAR ADVERTISING OF MOBILE, INC.



                                         /s/ Kevin P. Reilly, Jr.
                                         --------------------------------------
                                         Kevin P. Reilly, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of Mobile, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         LAMAR ADVERTISING OF PENN, INC.



                                         /s/ Kevin P. Reilly, Jr.
                                         --------------------------------------
                                         Kevin P. Reilly, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of Penn, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        LAMAR ADVERTISING OF SOUTH
                                        GEORGIA, INC.



                                        /s/ Kevin P. Reilly, Jr.
                                        ---------------------------------------
                                        Kevin P. Reilly, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of South Georgia, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                          LAMAR ADVERTISING OF SOUTH
                                          MISSISSIPPI, INC.



                                          /s/ Kevin P. Reilly, Jr.
                                          -------------------------------------
                                          Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of South Mississippi, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                       LAMAR ADVERTISING OF
                                       YOUNGSTOWN, INC.



                                       /s/ Kevin P. Reilly, Jr.
                                       ---------------------------------------
                                       Kevin P. Reilly, Jr.
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising of Youngstown, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                      LAMAR PENSACOLA TRANSIT, INC.



                                      /s/ Kevin P. Reilly, Jr.
                                      -----------------------------------------
                                      Kevin P. Reilly, Jr.
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Pensacola Transit, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         LAMAR TENNESSEE LIMITED
                                         PARTNER, INC.



                                         /s/ Kevin P. Reilly, Jr.
                                         -------------------------------------
                                         Kevin P. Reilly, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Tennessee Limited Partner, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        LAMAR TEXAS GENERAL PARTNER, INC.



                                        /s/ Kevin P. Reilly, Jr.
                                        ---------------------------------------
                                        Kevin P. Reilly, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Texas General Partner, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        LAMAR ELECTRICAL, INC.



                                        /s/ Kevin P. Reilly, Jr.
                                        --------------------------------------
                                        Kevin P. Reilly, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Electrical, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                        TLC PROPERTIES, INC.



                                        /s/ Kevin P. Reilly, Jr.
                                        ---------------------------------------
                                        Kevin P. Reilly, Jr.
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of TLC Properties, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                         TLC PROPERTIES II, INC.



                                         /s/ Kevin P. Reilly, Jr.
                                         --------------------------------------
                                         Kevin P. Reilly, Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of TLC Properties II, Inc., hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                          CANADIAN TODS LIMITED



                                          /s/ Kevin P. Reilly, Jr.
                                          -------------------------------------
                                          Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Canadian TODS Limited, hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand


/s/ T. Everett Stewart, Jr.               Director                                   April 20, 1998
-------------------------------------
T. Everett Stewart, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on April 20, 1998.


                                      LAMAR ADVERTISING OF SOUTH DAKOTA, INC.



                                      /s/ Kevin P. Reilly, Jr.
                                      -----------------------------------------
                                      Kevin P. Reilly, Jr.
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Canadian TODS Limited, hereby severally constitute and appoint Kevin P. Reilly and Jr., Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Kevin P. Reilly, Jr.                  Director and Principal                     April 20, 1998
-------------------------------------     Executive Officer
Kevin P. Reilly, Jr.


/s/ Keith A. Istre                        Director and Principal                     April 20, 1998
-------------------------------------     Financial and Accounting Officer
Keith A. Istre


/s/ Charles W. Lamar                      Director                                   April 20, 1998
-------------------------------------
Charles W. Lamar


/s/ Gerald H. Marchand                    Director                                   April 20, 1998
-------------------------------------
Gerald H. Marchand

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
1.1*     -- Form of Underwriting Agreement.

3.1(a)   -- Amended and Restated Certificate of Incorporation of Lamar
            Advertising Company.

3.2(b)   -- Certificate of Amendment to the Amended and Restated Certificate of
            Incorporation of Lamar Advertising Company.

3.3(c)   -- By-Laws of Lamar Advertising Company, as amended.

4.1+     -- Form of Indenture.

4.2(d)   -- Specimen certificate for shares of the Class A Common Stock of the
            Company.

4.3*     -- Certificate of Designation.

4.4*     -- Form of Preferred Stock Certificate.

4.5*     -- Form of Warrant Agreement.

4.6*     -- Form of Warrant.

5.1+     -- Opinion of Palmer & Dodge LLP.

12.1+    -- Lamar Advertising Company Computation of Ratio of Earnings to Fixed
            Charges and Preferred Stock Dividends.

23.1+    -- Consent of Palmer & Dodge LLP (included as part of their opinion listed as Exhibit 5.1).

23.2+    -- Consent of KPMG Peat Marwick LLP, independent accountants of the
            Company.

23.3+    -- Consent of Philip R. Friedman and Associates, independent accountants of Penn Advertising, Inc.

23.4+    -- Consent of Coopers & Lybrand L.L.P., independent accountants of
            National Advertising Company - Lamar Acquisition.

24.1+    -- Powers of Attorney (included on signature pages).

25.1**   -- Statement of Eligibility of Trustee on Form T-1.

--------------------

*   To be filed by amendment or by a Current Report on Form 8-K pursuant to
    Item 601(b) of Regulation S-K.

** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

+   Filed herewith.

(a) Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
(b) Previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-12407), and incorporated herein by reference.
(c) Previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
(d) Previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.